EXHIBIT 3.1.1

CERTIFICATE OF AMENDMENT

OF

PREFERRED STOCK

OF

MOBETIZE CORP.

Series A Preferred Stock

Pursuant to

Sections 78.385and78.390 of Nevada Revised Statutes

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of Mobetize Corp., a Nevada corporation (the  “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED,  that  pursuant  to  the  authority  conferred  on  the  Board  of  Directors  by  the  Corporation’s

Articles of Incorporation, the designation of the Corporation’s Series A Preferred Stock effective February

25, 2016, is hereby amended and replaced in its entirety; and the Chairman and Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of  the  State  of  Nevada  a  Certificate  of  Amendment  of  the  Corporation  fixing  the  designations,  powers,

preferences  and  rights  of  the  shares  of  Series  A  Preferred  Stock,  and  the  qualifications,  limitations  or restrictions thereof  (in addition to the  designations, powers,  preferences  and rights, and  the qualifications,

limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to the

Corporation’s Series A Preferred Stock, as follows:

1. Number of Shares; Designation. A total of 10,000,000 shares of preferred stock, par value $0.001 per share,  of  the  Corporation  are  hereby  designated  as  Series  A  Preferred  Stock  (the  “Series”).  Shares  of  the

Series (the “Preferred Stock”)  will  be issued pursuant to the terms of a Share Exchange Agreement, dated as of February 4, 2016, by and among the Corporation and Ajay Hans (the “Share Exchange Agreement”),

a copy of which will be provided to any stockholder of the Corporation upon request therefor. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Share Exchange

Agreement.

2.  Rank.  The  Series  shall,  with  respect  to  dividend  rights  upon  voluntary  or  involuntary  liquidation,

dissolution or winding-up of the affairs of the Corporation rank:

(i)

Pari  pasu  with  the  Common  Stock,  par  value  $0.001  per  share,  of  the  Corporation  (the

“Common Stock”), and any additional series of preferred stock which may in the future be

issued   by   the   Corporation   and   are   designated   in   an   amendment   to   the   Articles   of

Incorporation or a certificate of designation establishing such additional preferred stock.

(ii)

Junior to any additional series of preferred stock which may in the future be issued by the

Corporation  and  are  designated  in  the  amendment  to  the  Articles  of  Incorporation  or  a certificate  of  designation establishing  such additional  preferred stock as  ranking  senior  to the Preferred Stock.

3.  Dividends.  Dividends  may  be  declared  and  paid  on  the  Preferred  Stock  from  funds  legally  available therefor  as  and  when  determined  by the Board  of Directors. The  Series shall,  with  respect  to the payment of dividends, rank pari passu with the Common Stock.

4. Conversion.

(a)  Right  to Convert.  The Holder  of  Preferred  Stock (the  “Holder”) shall  have  the  right to  convert,  on the second (2nd) annual anniversary date of the designation of the Series and from time to time thereafter, all or any  part  of  the  Preferred  Stock  held  by  such  Holder  into  such  number  of  fully  paid  and  non-assessable shares of Common Stock  (the  “Conversion Shares”)  as is determined in accordance  with the terms hereof

(a  “Conversion”).  Notwithstanding  the  initial  time  restriction  on  conversion  contained  in  this  paragraph,

Holder  shall  have  the  right  to  convert  on  any  date  prior  to  the  second  (2nd)  annual  anniversary  of  the designation of the Series in connection with a transaction of the type described in paragraph 4(e)(ii) below.

(b)  Conversion  Notice.  In  order  to  convert  Preferred  Stock,  the  Holder  shall  send  to  the  Corporation  by facsimile  transmission,  at  any  time  prior  to  3:00  p.m.,  central  time,  on  the  Business  Day  (as  used  herein,

the term “Business Day” shall mean any day except a Saturday, Sunday or day on which there is a Federal holiday (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I hereto

(a  “Conversion  Notice”),  stating  the  number  of  Preferred  Stock  to  be  converted,  and  a  calculation  of  the number  of  shares  of  Common  Stock  issuable  upon  such  Conversion  in  accordance  with  the  formula  set forth  in  paragraph  4(c)  below  setting  forth  the  basis  for  each  component  thereof,  including  the  details relating  to  any  adjustments  made  to  the  Conversion  Price.  The  Holder  shall  promptly  thereafter  send  the

Conversion  Notice  and  the certificate  or  certificates  being  converted  to  the  Corporation.  The  Corporation shall issue a new certificate for Preferred Stock to the Holder in the event that less than all of the Preferred

Stock  represented  by a  certificate  are  converted;  provided,  however,  that  the  failure  of the Corporation  to deliver  such  new  certificate  shall  not  affect  the  right  of  the  Holder  to  submit  a  further  Conversion  Notice with  respect  to  such  Preferred  Stock  and,  in  any such  case, the  Holder shall  be  deemed  to have  submitted the  original  of  such  new  certificate  at  the  time  that  it  submits  such  further  Conversion  Notice.  Except  as otherwise  provided  herein,  upon  delivery  of  a  Conversion  Notice  by  the  Holder  in  accordance  with  the terms hereof, the Holder shall, as  of the applicable Conversion Date,  be deemed  for all  purposes  to be the record owner of the Common Stock to which such Conversion Notice relates.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a  Holder  for  each  share  of  Preferred  Stock  pursuant  to  a  Conversion  shall  be  one  (1)  share  of  Common

Stock for each one (1) share of Preferred Stock delivered to the Corporation (the “Conversion Rate”).

If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise)

the authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior  to  such  subdivision  will  not  be  subject  to  adjustment.  If  the  Corporation  at  any  time  combines  (by combination,  reverse  stock  split  or  otherwise)  the  authorized  Common  Stock  into  a  smaller  number  of shares,  the  Conversion  Rate  in  effect  immediately  prior  to  such  combination  will  not  be  subject  to adjustment.

(d) Delivery of  Conversion  Shares.  The Corporation  shall,  no  later  than  the  close  of  business  on  the  third

(3rd ) Business Day following  the later  of the date on which the Corporation receives a Conversion Notice from  the  Holder  pursuant  to  paragraph  4(b),  above,  and  the  date  on  which  the  Corporation  receives  the related Preferred Stock certificate (such third Business Day, the “Delivery Date”), issue and deliver or cause to  be  delivered  to  such  Holder  the  number  of  Conversion  Shares  determined  pursuant  to  paragraph  4(c)

above; provided.

(e) Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

(i)

Reorganization,    Reclassification,    Consolidation,    Merger    or    Sale.    Prior    to    any

recapitalization,   reorganization,  reclassification,  consolidation,  merger,  or  other  similar transaction  pursuant  to  which  the  holders  of  the  Common  Stock  are  entitled  to  receive stock,  securities  or  assets  with  respect  to  or  in  exchange  for  the  Common  Stock,  the

Corporation  will  make  appropriate  provision,  in  form  and  substance  satisfactory  to  the

Holder  of  the  Preferred  Stock,  to  ensure  that  the  Holder  will  thereafter  have  the  right  to acquire and receive in lieu of or in addition to, as the case may be, the shares of Common

Stock immediately theretofore acquirable and receivable upon conversion of the Preferred

Stock, had such recapitalization,  reorganization, reclassification, consolidation, merger, or other  similar  transaction  not  taken  place.  In  any  such  case,  the  Corporation  will  make appropriate  provision,  in  form  and  substance  satisfactory to  the  Holder  of  a  the  Preferred

Stock  to  ensure  that  the  provisions  of  this  paragraph  and  paragraph  4(e)(iii)  below  will thereafter  be  applicable  to  the  Preferred  Stock.  The  Corporation  will  not  effect  any consolidation  or  merger,  unless  prior  to  the  consummation  thereof,  the  successor  entity resulting from such consolidation or  merger, assumes,  by written instrument,  in form  and substance satisfactory to the Holder of the Preferred Stock, the obligation to deliver to the

Holder  of  the  Preferred  Stock  such  shares  of  stock,  securities  or  assets  as,  in  accordance with the foregoing provisions, that the Holder may be entitled to acquire.

(ii)

Purchase  Rights.  If  at  any  time  the  Corporation  grants,  issues  or  sells  any  options,

convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the 'Purchase Rights"), then the Holder of the Preferred Stock will be entitled to acquire, upon the terms applicable to such purchase rights,  the  aggregate  purchase  rights  which  Holder  could  have  acquired  if  the  Holder  had held  the  number  of  shares  of  Common  Stock  acquirable  upon  complete  conversion  of

Holder's  shares  of  the  Preferred  Stock  immediately  before  the  date  on  which  a  record  is taken for the grant, issuance  or sale of such purchase rights, or, if no such record is taken,

the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such purchase rights.

(iii)

Status  of  Shares.  All  shares  of  Preferred  Stock  that  are  at  any time  converted  pursuant  to this  paragraph  4,  and  all  shares  of  Preferred  Stock  that  are  otherwise  reacquired  by  the

Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

5.  Voting  Rights.  Each  share  of  the  Series  shall  entitle  the  Holder  thereof  to  ten  (10)  votes  for  each

Conversion Share into which such share of the Series is then convertible (the “Super Voting Rights”), which on the initial date of issuance of the Preferred Stock shall equal, when combined with the shares of Common

Stock held by the Holder on the initial date of issuance of the Preferred Stock, in the aggregate not less than

66 2/3 % of the total votes of all outstanding shares of capital stock of the Corporation, and shall otherwise have  voting  rights  and  powers  equal  to  the  voting  rights  and  powers  of  the  Common  Stock  (except  as otherwise  expressly provided  herein  or  as  required  by law),  voting  together  with  the  Common  Stock  as  a single class and  shall  be  entitled  to notice of  any stockholders’  meeting in accordance  with the Bylaws  of the Corporation.

6. Restrictions and Limitations

So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the Holder of the outstanding Preferred Stock, voting as a single class:

(i)

Redeem,  purchase or otherwise  acquire  for value (or  pay into or set aside for  a sinking or other analogous  fund  for such purpose)  any share  or shares of its capital stock,  except  for a transaction in which all outstanding shares of Preferred Stock are concurrently redeemed,

purchased or otherwise acquired, provided however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or  other  persons  performing  services  for  the  Corporation  or  any  subsidiary  pursuant  to agreements  pursuant  to  which  the  Corporation  has  the  option  to  repurchase  such  shares upon the occurrence of certain events, such as the termination of employment.

(ii)

alter,  modify  or  amend  (whether  by  merger  or  otherwise)  the  terms  of  the  Series  in  any way;

(iii)

issue  (whether  by  merger  or  otherwise)  any  new  series  or  class  of  capital  stock  ranking pari passu with or having a preference over the Series as to the Super Voting Rights;

(iv)

increase (whether by merger or otherwise) the authorized number of shares of the Series;

(v)

re-issue (whether by merger  or otherwise) any shares of Preferred Stock which have  been converted or redeemed in accordance with the terms hereof;

(vi)

issue  (whether  by  merger  or  otherwise)  any  shares  of  the  Series  except  pursuant  to  the terms of the Share Exchange Agreement;

(vii)

enter into any definitive agreement or commitment with respect to any of the foregoing; or

(viii)     cause  or  permit  any  subsidiary  to  engage  in  or  enter  into  any  definitive  agreement  or commitment with respect to any of the foregoing.

IN  WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on its behalf by its undersigned Chairman of the Board of Directors as of May 12, 2016.

By:

/s/ Malek Ladki

Name: Malek Ladki

Title: Chairman of the Board of Directors

ANNEX I

CONVERSION NOTICE

The  undersigned  hereby  elects  to  convert  shares  of  Series  A  Preferred  Stock  (the  “Preferred  Stock”),

represented  by  stock  certificate  No(s).  ________  ,  into  shares  of  common  stock  (“Common  Stock”)  of

Mobetize  (the  “Corporation”)  according  to  the  terms  and  conditions  of  the  Amended  Certificate  of

Designation  dated  effective  May 20,  2016,  relating  to  the  Preferred  Stock  (the  “Amended  Certificate  of

Designation”), as of the date written below.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the

Certificate of Designation.

Conversion Date: ____________________________

Number of Shares of Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Name of Holder: Ajay Hans

Address: ___________________________________

__________________________________________

__________________________________________

Signature:______________________

Holder Requests Delivery to be made: (check one)

☐    By Delivery of Physical Certificates to the Above Address

 Through Depository Trust Corporation: __ (Account No: ________________)

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